Exhibit 10.7

SETTLEMENT AND MUTUAL RELEASE

THIS SETTLEMENT AND MUTUAL RELEASE is entered into this 1st day of May, 2014 by and between LDK Solar International Company Limited ("LDK HK") and Solar Power, Inc. ("SPI") in consideration of SPI payment to LDK Solar Co., Ltd and its subsidiaries ("LDK Group") or its designated agent and for such other good and valuable consideration receipt of which is hereby acknowledged, the parties agree as follows:

1.	SPI and its subsidiary currently owes LDK Group the principal netted sum of US$46,364,415.57 on or before December 31, 2013.

2.

In order to forever settle this matter and resolve any and all disputes related to the agreements between SPI and LDK, SPI has agreed to pay and LDK HK has agreed and will cause LDK Group to accept the sum of $ 28,000,000.00 in full settlement of the claim of LDK Group. The discounted amount will be discussed and allocated internally in LDK Group. SPI will waive all the price discount claim by the end users for uninstalled modules on project sites.

3.	SPI agrees to pay said sum to LDK or its designated agent the sum of $28,000,000.00 on or before December 31, 2014.

WHERFORE in consideration of the covenants and promises recited above, the parties on behalf of themselves, their partners, affiliates, parents, successors, assigns and their respective officers, directors, shareholders, employees and agents, hereby release, cancel, forgive and forever discharge the other from all actions, claims, demands, damages, obligations, liabilities, controversies and executions of any kind or nature whatsoever, whether known or unknown, whether suspected or not, which may have arisen, or shall arise by reason of the incident and claim described above and does specifically waive any claim or right to assert any cause of action or claim or demand which has through oversight or error intentionally or unintentionally or through mutual mistake may have been omitted from this release.

THIS RELEASE constitutes the full understanding and agreement of the parties and shall be interpreted under the laws of the State of California.

IN WITNESS WHEREFORE, the parties have caused their signatures of their duly authorized officers to be set forth on the day and year first written above.

/s/	/s/
LDK Solar International Company Limited	Solar Power, Inc.